Exhibit 99.1

FOR IMMEDIATE RELEASE
KING PHARMACEUTICALS TO ACQUIRE ALPHARMA FOR
APPROXIMATELY $1.6 BILLION
Combination to Create a Leading Specialty Pharmaceutical Company with
Greater Commercialization Capabilities, Expanded Portfolio
of Pain Management Products and a Strengthened Pipeline
King Extends Tender Offer Through December 19, 2008
BRISTOL, TENNESSEE and BRIDGEWATER, NEW JERSEY — November 24, 2008 — King Pharmaceuticals, Inc. (NYSE: KG) and Alpharma Inc. (NYSE: ALO) today announced that the two companies have signed a definitive merger agreement under which King will acquire all of the outstanding shares of Class A Common Stock of Alpharma for $37.00 per share in cash for a total equity value of approximately $1.6 billion. The Boards of Directors of both companies have unanimously approved the transaction.
Under the terms of the merger agreement, King’s tender offer for all of the outstanding shares of Class A Common Stock of Alpharma, which was scheduled to expire at 5:00 p.m., New York City time, on Friday, November 21, 2008, will be extended and will remain open through 5:00 p.m., New York City time, on Friday, December 19, 2008, unless further extended in accordance with the merger agreement. The terms and conditions of King’s amended offer will be described in amended offer documents, which will be filed with the Securities and Exchange Commission (“SEC”) and mailed to Alpharma stockholders. Alpharma’s Board recommends that Alpharma stockholders tender their shares into King’s amended offer.
As of the close of business on November 21, 2008, by King’s estimate, approximately 30,713,179 shares of Class A Common Stock of Alpharma (including approximately 1,963,583 shares subject to guarantees of delivery), representing approximately 73% of all outstanding shares, were validly tendered and not withdrawn pursuant to the tender offer.
“We are excited about the combination of King and Alpharma, which will create a leading specialty pharmaceutical company with greater scale and capabilities,” stated Brian A. Markison, Chairman, President and Chief Executive Officer of King. “Together, we will be better positioned to deliver superior value to our stockholders and significant benefits to employees of both companies. In addition, the transaction will create a stronger platform to deliver innovation to our customers. King and Alpharma are highly complementary and we look forward to even greater success as a combined company.”

“The transformation of Alpharma over the past two years has created tremendous shareholder value, and we have consistently said that we will act in the best interest of shareholders,” commented Dean Mitchell, Alpharma’s President and Chief Executive Officer. “Therefore, after careful evaluation, our Board determined that a combination with King is in the best interest of our shareholders and provides them immediate access to this value. We believe the combined company has a compelling strategic logic and will create a strong company for both shareholders and employees. We look forward to working with King’s team to integrate our companies.”
King noted that Alpharma’s Animal Health division will increase the diversification of King’s business and is expected to provide steady cash flow to fuel future strategic initiatives, much like its Meridian auto-injector franchise. Additionally, King believes the strong commercialization capabilities that this combination provides will enhance the anticipated launches of REMOXY® (long-acting oral oxycodone) and EMBEDA™ (morphine sulfate extended-release with sequestered naltrexone hydrochloride), both of which are designed to resist or deter common methods of opioid misuse and abuse. Commercialization of these products, together with other new medicines expected to emerge from the pipeline, will further advance King’s ability to deliver outstanding stockholder value.
King expects the transaction will be accretive to its diluted earnings per share, excluding any special items, in the second full year following completion of the transaction and anticipates achieving synergies of $50 million to $70 million over the same time period. King expects that these synergies will be derived principally from G&A, R&D, and savings to be achieved by avoiding the expense of hiring additional sales representatives for the anticipated launch of REMOXY®.
King currently anticipates that the transaction will be completed by the end of 2008. However, King’s amended offer is subject to the satisfaction of customary conditions contained in the merger agreement, which also will be described in the amended tender offer documents to be filed with the SEC and mailed to Alpharma stockholders.
Credit Suisse and Wachovia Securities are acting as financial advisors, and Dewey & LeBoeuf LLP is acting as legal counsel, to King. Banc of America Securities LLC and Simpson Thacher & Bartlett LLP are acting as financial advisor and legal counsel for Alpharma, respectively.
About REMOXY®
REMOXY®, an investigational drug, is a unique, abuse-resistant, controlled-release oxycodone for moderate-to-severe chronic pain. REMOXY®’s high viscosity, liquid formulation in a hard gelatin capsule is designed to resist common methods of prescription drug misuse and abuse. The New Drug Application for REMOXY® is currently undergoing a priority review by the Food and Drug Administration (“FDA”). If approved, the companies believe REMOXY® could be the first oxycodone on the market that is designed to reduce the risk of misuse and abuse. REMOXY® is a proposed brand name that is subject to FDA approval.
About ALO-01 (morphine sulfate extended-release with sequestered naltrexone hydrochloride) Capsules
ALO-01(morphine sulfate extended-release with sequestered naltrexone hydrochloride) Capsules (EMBEDA™), Alpharma’s product candidate currently under review with the FDA, was developed with Alpharma’s proprietary technology, which combines an extended-release opioid with sequestered naltrexone, an opioid antagonist. In clinical trials, when ALO-01 Capsules were taken as directed, pain relief was provided and the sequestered naltrexone passed through the body without observed clinical effect. If an ALO-01 Capsule is crushed or dissolved in alcohol, which are common approaches abusers use to tamper with an opioid product in order to gain euphoria; both the morphine and the naltrexone are released. When both are released, study results showed that the euphoric effect of morphine was significantly reduced. EMBEDA™ is a proposed brand name that is subject to FDA approval.
About Special Items
Under Generally Accepted Accounting Principles (“GAAP”), reported “net earnings” and “diluted earnings per share” include special items. In addition to the reported results determined in accordance with GAAP, King provides its net earnings and diluted earnings per share results excluding special items. These non-GAAP financial measures exclude special items which are those particular material income or expense items that King considers to be unrelated to the Company’s ongoing, underlying business, non-recurring, or not generally predictable. Such items include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; and gains and losses resulting from the divestiture of assets. King believes the identification of special items enhances the analysis of the Company’s ongoing, underlying business and the analysis of the Company’s financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to classify an item as a special item involves judgments by King’s management.
About King Pharmaceuticals, Inc.
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products and technologies that complement the Company’s focus in specialty-driven markets, particularly neuroscience, hospital and acute care. King strives to be a leader and partner of choice in bringing innovative, clinically-differentiated medicines and technologies to market.
About Alpharma
Alpharma Inc. (NYSE: ALO — News) is a global specialty pharmaceutical company with leadership positions in products for humans and animals. Alpharma is presently active in more than 80 countries. Alpharma has a growing branded pharmaceutical franchise in the U.S. Alpharma is also internationally recognized as a leading provider of pharmaceutical products for poultry and livestock.
About Forward-looking Statements
This press release contains forward-looking statements. King Pharmaceuticals, Inc. (“King”) disclaims any intent or obligation to update these forward- looking statements. All statements contained in this document that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Such statements are based on management’s current expectations, but actual results may differ materially due to various factors such as King’s ability to complete the tender offer as expected; King’s ability to achieve the synergies and value creation contemplated by the proposed transaction; King’s ability to promptly and effectively integrate the businesses of Alpharma Inc. (“Alpharma”) and King and any necessary actions to obtain required regulatory approvals; the potential of King’s branded pharmaceutical products; expectations regarding the enforceability and effectiveness of product-related patents; expected trends and projections with respect to particular products, reportable segment and income and expense line items; the adequacy of King’s liquidity and capital resources; anticipated capital expenditures; the acceptance, priority review or approval of certain New Drug Applications; the development, approval and successful commercialization of certain products; the successful execution of growth and restructuring strategies, including King’s accelerated strategic shift; anticipated developments and expansions of King’s business; plans for the manufacture of some of King’s products; the potential costs, outcomes and timing of research, clinical trials and other development activities involving pharmaceutical products; the development of product line extensions; the expected timing of the initial marketing of certain products; products developed, acquired or in-licensed that may be commercialized; King’s intent, beliefs or current expectations, primarily with respect to future operating performance; expectations regarding sales growth, gross margins, manufacturing productivity, capital expenditures and effective tax rates; expectations regarding the outcome of various pending legal proceedings; expectations regarding King’s financial condition and liquidity as well as future cash flows and earnings; expectations regarding the ability to liquidate King’s holdings of auction rate securities and the temporary nature of the unrealized losses recorded in connection with these securities. Forward-looking statements involve risks and uncertainties. For further information regarding these and other risks related to King’s business, investors should consult King’s most recent Annual Report on Form 10-K for the year ended December 31, 2007 and King’s quarterly reports on Form 10-Q and other documents filed by King with the Securities and Exchange Commission (“SEC”).
Alpharma’s Forward-Looking Statement
The statements contained herein that are not historical facts are considered forward-looking statements. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them and involve certain risks and uncertainties and other factors that could cause actual results to differ materially from those in the forward-looking statements. Alpharma has no obligation to update such forward-looking statements. Information on other important potential risks and uncertainties not discussed herein may be found in Alpharma’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2007 and its Form 10-Q for the quarter ended September 30, 2008. All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made.
Important Additional Information about the Tender Offer
This press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell Alpharma Class A Common Stock. The solicitation and offer to buy Alpharma’s Class A Common Stock will only be made pursuant to the tender offer statement (including the offer to purchase, the letter of transmittal and other offer documents), which was initially filed with the SEC on September 12, 2008 and will be amended to reflect the terms of King’s amended offer pursuant to the terms of the merger agreement. The amended offer is scheduled to expire at 5:00 p.m., New York City time, on Friday, December 19, 2008, unless extended. If the amended offer is extended, King will notify the depositary for the offer and issue a press release announcing the extension on or before 9:00 a.m., New York City time, on the first business day following the date the offer was scheduled to expire.
Investors and security holders are urged to read the tender offer statement (including the offer to purchase, the letter of transmittal and other offer documents) and any amendments or supplements thereto and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety because they contain important information. Investors and security holders can obtain free copies of any such documents filed with the SEC by King at www.kingpharm.com and through the web site maintained by the SEC at www.sec.gov. Free copies of any such documents (when available) can also be obtained by directing a request to King’s information agent, Innisfree M&A Incorporated, at (877) 687-1875.
In connection with the tender offer by King, Alpharma has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, which Alpharma will be amending pursuant to the terms of its merger agreement with King. Alpharma stockholders should read carefully the Solicitation/Recommendation Statement on Schedule 14D-9 (including any amendments or supplements thereto) prior to making any decisions with respect to King’s tender offer because it contains important information. Investors and security holders may obtain free copies of the documents filed with the SEC by Alpharma, including the Solicitation/Recommendation Statement on Schedule 14D-9 and the related amendments or supplements thereto, at www.alpharma.com and through the web site maintained by the SEC at www.sec.gov. Free copies of any such documents (when available) can also be obtained by directing a request to Alpharma’s information agent, MacKenzie Partners, Inc., at (800) 322-2885.
Due to their entry into the merger agreement with Alpharma, King and Albert Acquisition Corp. no longer intend to commence a consent solicitation to remove the directors of Alpharma.

Contacts:
For King Pharmaceuticals:
James E. Green	Dan Katcher / Andrew Siegel
Executive Vice President, Corporate Affairs	Joele Frank, Wilkinson Brimmer Katcher
423-989-8125	212-355-4449

David E. Robinson
Senior Director, Corporate Affairs
423-989-7045

For Alpharma Inc.:
Jack Howarth	Kimberly Kriger / Thomas Davies
Vice President, Investor Relations	Kekst and Company
908-566-4153	212-521-4800